Exhibit 10.21

To the attention of Dr. Fausto Petrini

Manno, February 7, 2005

RE: Lease of area number 7 – Centro Galleria 1 - Manno

Dear Mr. Petrini,

As agreed with our Mr. Graziano Marra, we hereby confirm the lease of the captioned area, and specifically

Situation:	Galleria 1 in Manno

Area:	# 7 of 28.19 sqm, at the first floor –highlighted in yellow on the attached map

Use:	Warehousing

Lease:	4,200 CHF (four thousands and two hundreds Swiss franks) per year, expenses included, VAT excluded.

Effective as of	March 1, 2005

Duration:	as to the terms of the current lease contract

Consignment:	the area is consigned as it is

Miscellaneous:	Overhauling costs sustained to move the material property of the Hope Modellismo AG presently stored into the captioned area will be charged to NAIE SA

For all other contractual aspects, reference is made to the current lease contract dated July 25, 2003.

Thank you for signing the present letter for acceptance and mailed to our offices.

With best regards,

NAIE SA	SILVIO TARCHINI
Manno	Manno

For acceptance